SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018 (December 12, 2018)

____________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of the Neuralstem, Inc. (the “Company”) common stock, par value $0.01 (“Common Stock”) to Kenneth Carter is incorporated by reference into this Item.  The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of James Scully as the Company’s Chief Executive Officer

On January 1, 2019, in connection with the hiring of Kenneth Carter as discussed herein, James Scully will cease to serve as the Company’s Chief Executive Officer and Principal Accounting Officer. Mr. Scully will continue to be a service provider to the Company under his current consulting agreement, the term of which expires on January 31, 2019 as previously disclosed in the Company’s Form 8-K filed with the Securities Exchange Commission on August 9, 2018.

Appointment of Kenneth Carter as Executive Chairman of the Board.

On December 18, 2018, the Company announced that Kenneth Carter has been appointed Executive Chairman of the Company and a member of the board of directors (“Board”) to be effective beginning January 1, 2019 (“Effective Date”). Dr. Carter will serve as a Class III member of the Company’s Board and will be up for re-election at the Company’s 2020 annual shareholders meeting. Pursuant to Dr. Carter’s appointment as a member of the Board, the Board expanded the number of directors from six (6) to seven (7).

Dr. Carter, age 59, has over 20 years of experience working in positions of substantial responsibility in the development and operations of early-stage biotechnology companies. Since 2010 when he co-founded the company, Dr. Carter has served as chairman of the board of directors of Noble Life Sciences, a private biotechnology company in Maryland.  From 2011 through 2017, Dr. Carter served as president and chief executive officer of Neximmune, Inc., a private biopharmaceutical company in Maryland.  He continues to serve as senior advisor of NexImmune. Prior to that, from 1999 through 2009, Dr. Carter served as president and chief executive officer of Avalon Pharmaceuticals, Inc. (NASDAQ: AVRX) until the company merged with Clinical Data, Inc. Dr. Carter also currently serves on the following boards of directors (i) since 2016, Antidote Therapeutics, Inc., a private biopharmaceutical company in Maryland, (ii) since 2011, BetaCat Pharmaceuticals, a private pharmaceutical company in Texas, and Maryland BioHealth Innovation, a biotechnology intermediary company in Maryland, and (iii) since 2007, Maryland Health Care Product Development Corporation, a biotechnology investment firm in Maryland.  Dr. Carter additionally serves as a lecturer and Adjunct Faculty member of Johns Hopkins University in Maryland. Dr. Carter holds a BS in Biology and Chemistry from Abilene Christian University, a Ph.D. in Human Genetics and Cell Biology from the University of Texas Medical Branch, and a Postdoctoral degree in Cell and Molecular Biology from University of Massachusetts Medical School. In evaluating Dr. Carter’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work with both public and private organizations, including his experience in building biopharmaceutical organizations, his strong business development background and his past experience and relationships in the biopharma and biotech fields.

Employment Related Contracts

On December 12, 2018, in connection with Dr. Carter’s employment, we entered into an at-will employment agreement (the “Employment Agreement”) to be effective on the Effective Date. Pursuant to the terms of the Employment Agreement, Dr. Carter will receive a signing bonus of $20,000, a base salary of $395,000 per year and will be eligible to receive an annual cash bonus based on achievement of certain performance goals with a target of 50% of his base salary. In addition, as an inducement to Dr. Carter’s employment, we issued him an inducement option to purchase 800,000 shares of Common Stock (“Inducement Option”) on December 12, 2018. The Inducement Option has an exercise price of $0.425 per share, a term of ten (10) years, and vests as follows: (i) 200,000 options vest on the Effective Date, (ii) 100,000 options will vest on the six (6) month anniversary of the Effective Date, (iii) 100,000 options will vest on the two (2) year anniversary of the Effective Date and (iv) the remaining 400,0000 options will vest upon the achievement of certain performance-based milestones to be completed in a time domain within six (6) to twelve (12) months following the Effective Date. For a period of twelve (12) months following the Effective Date (subject to Dr. Carter’s continued employment), if the Company enters into a transaction whereby securities are sold for cash for the primary purpose of raising capital, then the Inducement Option will be subject adjustment in the number of shares comprising the Inducement Option such that the number securities underlying the Inducement Option will equal the same percentage of the issued and outstanding shares of Common Stock prior to such transaction. Dr. Carter will also be eligible to (a) participate in the Company’s health insurance and other benefits provided generally to similarly situated employees of the Company and (b) receive an annual market based stock option grant issued pursuant to one of the Company’s equity compensation plans.

Pursuant to the Employment Agreement if the Company terminates Dr. Carter’s employment without “Cause,” Dr. Carter resigns with “Good Reason” or Dr. Carter’s employment terminates due to his death or “Disability” after providing at least ninety (90) days of service, as each term is defined in the Employment Agreement, Dr. Carter will be entitled to (a) payment of his accrued but unpaid base salary, any unpaid or unreimbursed expenses, any awarded but unpaid bonuses, and any accrued but unused vacation through the date of termination; (b) the accelerated vesting of 100% of Dr. Carter’s then outstanding unvested equity awards; (c) continued payment of his base salary for (i) eighteen (18) months following the termination date if termination occurs within six (6) months of the Effective Date or if termination occurs within eighteen (18) months of a “Sale Event” or “Change of Control” (as defined in the Inducement Plan (as defined below) or applicable equity compensation plans), and (ii) twelve (12) months following the termination date if termination occurs after the initial six (6) months period following the Effective Date (other than during the eighteen (18) month period following a Sale Event or Change of Control) (such salary continuation payments, “Salary Continuation”); and (d) payment of a pro rata portion of Dr. Carter’s target annual bonus for the year in which the termination of employment occurs. Notwithstanding the foregoing, Dr. Carter will not be entitled to Salary Continuation if his termination of employment occurs after the twenty-four (24) month anniversary of the Effective Date.

In addition, pursuant to the Employment Agreement, the Company will: (a) reimburse Dr. Carter for tax and financial planning up to $5,000 annually, subject to the Company’s receipt of appropriate documentation, and (b) reimburse up to $35,000 in the aggregate for legal and accounting expenses incurred in connection with the negotiation of his employment related agreements.

Dr. Carter also entered into (i) a confidential information and invention assignment agreement (“Assignment Agreement”) governing the ownership of any inventions and confidential information and (ii) the Company’s standard indemnification agreement (“Indemnification Agreement”) which is entered into by the Company’s officers and directors.

The foregoing summary of the Employment Agreement, Assignment Agreement, and Indemnification Agreement are qualified in their entirety by the terms of the Employment Agreement and Assignment Agreement, which are attached to this report as Exhibits 10.01, 10.02, and 10.03, respectively.

On December 18, 2018, the Company issued a press release announcing Dr. Carter’s appointment, which is attached to this report as Exhibit 99.01.

Amendment of Inducement Plan

On December 12, 2018, the Board amended the Neuralstem, Inc. Inducement Award Stock Option Plan (the “Inducement Plan”) to increase the number of shares authorized to be issued pursuant to stock options under the Inducement Plan from 461,538 to 2,000,000 shares of Common Stock. In accordance with NASDAQ Listing Rule 5635(c)(4), the Company did not seek approval of the amendment to the Inducement Plan by our stockholders. Pursuant to the amendment to the Inducement Plan and the issuance of the Inducement Option to Dr. Carter, the Company may grant stock options for up to a total of 1,200,000 additional shares of Common Stock to new employees of the Company.

The foregoing description of the Inducement Plan is qualified in its entirety by the terms of the Inducement Plan, as amended, attached to this report as Exhibit 4.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan as amended on December 12, 2018
10.01	Kenneth Carter Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
10.03	Indemnification Agreement
99.01	Press Release dated December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 18, 2018	Neuralstem, Inc.

/s/ William Oldaker
By: William Oldaker
Chairman of the Board

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan as amended on December 12, 2018
10.01	Kenneth Carter Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
10.03	Indemnification Agreement
99.01	Press Release dated December 18, 2018